Exhibit 99.1



                                              For further information:
                                Nancy Morovich, VP, Investor Relations
                                  Phone 504/576-5506, Fax 504/576-2897
INVESTOR NEWS                                      nmorovi@entergy.com


June 14, 2002



                ENTERGY AFFIRMS 2002 EARNINGS GUIDANCE;
            ANNOUNCES 2003 EARNINGS GUIDANCE OF $3.75-$3.95

NEW ORLEANS - Entergy Corporation announced today that it expects 2003 operational earnings in the range of $3.75 to $3.95 per share. Entergy also affirmed that it expects 2002 operational earnings per share to be in the range of $3.40 to $3.60 consistent with its first quarter 2002 earnings release. The company's guidance on 2003 earnings represents 10 percent growth over the midpoint of 2002 guidance, and is at the high end of Entergy's long-term commitment of 8 to 10 percent average annual earnings growth.

"The guidance reflects continued strength at our core utility business as well as double-digit growth in the unregulated businesses," said C. John Wilder, Entergy's chief financial officer. "Despite challenges in the economic environment, we expect to maintain solid earnings growth through 2003. Our current estimate for 2003 operational earnings guidance reflects 10 percent growth over 2002 and about 15 percent growth since 1998. Our plan calls for achieving this growth while maintaining our commitment to financial strength."

Entergy's 2003 earnings guidance is detailed in Table 1 included herein, and uses the company's current estimate for 2002 operational earnings as its base. Key assumptions reflected in the 2003 earnings ranges estimated in the table are as follows:

- Entergy expects approximately 70 percent of 2003 earnings to continue to come from the regulated utility business. Earnings guidance is based on existing rate plans and fuel recovery mechanisms. The incremental increase expected in 2003 is the result of normal economic growth with an associated one percent incremental impact on demand, the elimination of the transition to competition account in Entergy Arkansas, and modest rate increases at Entergy Mississippi and Entergy New Orleans.

- Entergy Nuclear is expected to contribute more than 20 percent of earnings. With a recent contract on the output of the Pilgrim plant, 100 percent of all megawatt hours to be generated by Entergy Nuclear's assets in 2003 are sold under unit-contingent power purchase agreements at prices ranging from $29.93 to $42.00 per megawatt-hour. The increase in nuclear earnings is expected to be provided by: a full-year's contribution at Vermont Yankee, operating cost improvements across the fleet, offset by increased outage amortization expense. The capacity factor assumption for the overall fleet is 93 to 95 percent, and spring 2003 refueling outages are assumed at Indian Point 3 and Pilgrim.

- Energy Commodity Services' guidance is based on a full year's contribution from Entergy-Koch at a 50 percent sharing of income, consistent with Entergy's ownership share, with modest improvements in both trading and gas transportation businesses. Guidance reflects the impact of restructuring at Entergy Wholesale Operations announced earlier in the year. The restructured unit, Entergy Asset Management, will be an operator of approximately 1,800 MW of non-nuclear capacity, including the addition of the Harrison County plant due to begin operations in second quarter 2003, as well as a full year of operations at the Riverside (RS Cogen) and Crete facilities.

- Parent & Other's guidance improves through lower net interest expense, due to increased levels of investment balances, and the implementation of Entergy's retail business in Texas.

-------------------------------------------------------------------------------
Table 1:  2003 Earnings Per Share Guidance
-------------------------------------------------------------------------------
(Per share in U.S. $)

                      2002                                           2003
                Guidance Range        Changes in 2003            Guidance Range
                                                          Range of
                                                           Impact
Utility including               Rate base increase          0.05
weather
                                Normal sales growth         0.10
                                                           -----
                   2.50   2.55     Total                    0.15   2.65   2.70

Entergy Nuclear                 Increased production        0.09
                                 including the effect
                                 of a full year of
                                 Vermont Yankee
                                 operations
                                Lower PPA price            (0.04)
                                Increased outage           (0.08)
                                 amortization expense
                                Lower production cost /     0.08
                                 Other
                                                           -----
                   0.80   0.85     Total                    0.05   0.85   0.90

Energy Commodity
Services                        Commodity trading growth    0.02
                                Pipeline growth             0.01
                                Reduced overhead / EAM      0.07
                                 restructuring
                                                           -----
                   0.25   0.30     Total                    0.10   0.35   0.40

Parent & Other                  Net interestincome    /     0.03
                                 (expense)
                                Reduced corporate expense / 0.02
                                 Retail earnings / Other
                                                           -----
                  (0.15) (0.10)     Total                   0.05  (0.10) (0.05)
------------------------------------------------------------------------------
Total              3.40   3.60                              0.35   3.75   3.95
------------------------------------------------------------------------------

Entergy's common stock is listed on the New York, Chicago, and Pacific exchanges under the symbol "ETR".

      Additional investor information can be accessed on-line at
                       www.entergy.com/earnings

Webcast Details
Entergy will host an analyst conference beginning at 7:30 a.m. CDST, Friday, June 14, 2002. The event can be accessed via Entergy's web site at www.entergy.com/webcasts. A replay will also be available following the event.

**********************************************************************
The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation or its affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the
effects   of  weather,  the  performance  of  generating   units   and
transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, actions of rating agencies, and other factors.